Exhibit 10.40

WORLDPAY, INC.
2012 EQUITY INCENTIVE PLAN

Adopted March 21, 2012
Last Amended January 18, 2018
SECTION 1. Purpose. The purposes of the Worldpay, Inc. 2012 Equity Incentive Plan (the “Plan”) are to motivate and reward those employees and other individuals who are expected to contribute significantly to the success of Worldpay, Inc. (the “Company”) and its Affiliates to perform at the highest level and to further the best interests of the Company and its shareholders. In connection with the initial public offering of the Company's Shares (as defined below), the Company adopted the Plan and caused the termination of the Vantiv Holding, LLC Management Phantom Equity Plan (the “Prior Plan”). Pursuant to Section 7(b) of the Prior Plan, the termination of the Prior Plan shall not affect any of the awards under the Prior Plan outstanding on the termination date of the Prior Plan (the “Prior Awards”). Accordingly, the Prior Awards converted into Awards (as defined below) (including Awards of Restricted Stock, Restricted Stock Units and Other Stock-Based Awards), with the applicable vesting terms of such Awards consistent with the applicable vesting terms of the Prior Awards.
SECTION 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:
(a) “Affiliate” means (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.
(b) “Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit, Performance Award or Other Stock-Based Award granted under the Plan, including a Substitute Award.
(c) “Award Agreement” means any agreement, contract or other instrument or document, which may be in electronic format, evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.
(d) “Beneficial Owner” has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.
(e) “Beneficiary” means a person named by a Participant to be entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of such Participant’s death. If no such person is named by a Participant, or if no Beneficiary designated by such Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at such Participant’s death, such Participant’s Beneficiary shall be such Participant’s estate.
(f) “Board” means the board of directors of the Company.
(g) “Change of Control” means the occurrence of any one or more of the following events (unless otherwise specified in an Award Agreement:
(i) any Person (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company immediately prior to the occurrence with respect to which the evaluation is being made in substantially the same proportions as their ownership of the common stock of the Company) becomes the Beneficial Owner (except that a Person shall be deemed to be the Beneficial Owner of all shares that any such Person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants or options or otherwise, without regard to the 60 day period referred to in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company, representing 25% or more of the combined voting power of the Company’s or such Subsidiary’s then outstanding securities;
(ii) during any twelve-month period, a majority of the members of the Board is replaced by individuals who were not members of the Board at the Effective Date and whose election by the Board or nomination for election by the Company’s shareholders was not approved by a vote of at least a majority of the directors then still in office who either were directors at the Effective Date or whose election or nomination for election was previously so approved;
(iii) the consummation of a merger or consolidation of the Company with any other entity, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity)

50% or more of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation; or
(iv) the consummation of a sale or disposition of all or substantially all of the assets of the Company (other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the common stock of the Company immediately prior to such sale or disposition).
(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Code shall include any successor provision thereto.
(i) “Committee” means the Compensation Committee of the Board or such other committee as may be designated by the Board to administer the Plan. If the Committee does not exist or cannot function for any reason or if the Board withdraws the Committee’s authority to administer the Plan, references to the Committee shall mean the Board or such other committee of the Board as designated by the Board.
(j) “Consultant” means any person, including an advisor, who is providing bona fide services to the Company or any Affiliate.
(k) “Continuous Service Status” means the absence of any interruption or termination of service as an Employee, Director or Consultant. Continuous Service Status shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company, its Affiliates or their respective successors. A change in status from an Employee to a Consultant (or Director) or from a Consultant (or Director) to an Employee will not constitute an interruption of Continuous Service Status.
(l) “Director” means any member of the Board.
(m) “Disability” means, with respect to any Participant, except as otherwise provided in such Participant’s Award Agreement, “disability” as defined in such Participant’s Employment Agreement, if any, or if not so defined, except as otherwise provided in such Participant’s Award Agreement, at any time that the Company or any Affiliate sponsors a long-term disability plan that covers such Participant, “disability” as defined in such plan for the purpose of determining such Participant’s eligibility for benefits; provided that if such plan contains multiple definitions of disability, then “Disability” shall refer to that definition of disability which, if Participant qualified for such benefits, would provide coverage for the longest period. The determination of whether Participant has a Disability shall be made by the person or persons required to make final disability determinations under such plan. At any time that a Participant is not a party to an Employment Agreement and the Company and its Affiliates do not sponsor a long-term disability plan that covers such Participant, except as otherwise provided in such Participant’s Award Agreement, Disability shall mean Participant’s physical or mental incapacity that renders him or her unable for a period of 90 consecutive days or an aggregate of 120 days in any consecutive 12-month period to perform his or her duties to the Company or any Affiliate. Notwithstanding the foregoing, with respect to any Incentive Stock Option, “Disability” shall mean “permanent and total disability” as defined in Section 22(e)(3) of the Code.
(n) “Effective Date” means the date on which the Company’s registration statement on Form S-1 becomes effective.
(o) “Employee” means any person employed by the Company or any Affiliate, with the status of employment determined based upon such factors as are deemed appropriate by the Committee in its discretion, subject to any requirements of the Code or applicable laws.
(p) “Employment Agreement” means any employment, severance, consulting or similar agreement then in effect between the Company or any of its Affiliates and a Participant.
(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Exchange Act shall include any successor provision thereto.
(r) “Fair Market Value” means with respect to Shares, (i) the closing price of a Share on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) on the principal stock market or exchange or inter-dealer quotation system on which the Shares are quoted or traded, or (ii) if Shares are not so quoted or traded, fair market value as determined by the Committee, and with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

(s) “Incentive Stock Option” means an option representing the right to purchase Shares from the Company, granted pursuant to Section 6, that meets the requirements of Section 422 of the Code.
(t) “Nonqualified Stock Option” means an option representing the right to purchase Shares from the Company, granted pursuant to Section 6, that is not an Incentive Stock Option.
(u) “Option” means an Incentive Stock Option or a Nonqualified Stock Option.
(v) “Other Stock-Based Award” means an Award granted pursuant to Section 10.
(w) “Participant” means the recipient of an Award granted under the Plan.
(x) “Performance Award” means an Award granted pursuant to Section 9.
(y) “Performance Measure” means one of the following performance measures with respect to the Company: net sales; net revenue; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); net earnings; earnings per share; net income or loss (before or after taxes); return on equity; total shareholder return; return on assets or net assets; appreciation in and/or maintenance of share price; market share; gross profits; earnings or loss (including earnings or loss before taxes, interest and taxes, or interest, taxes, depreciation and amortization including, in each case, specified adjustments); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; operating margin; gross margin; cash margin; year-end cash; debt reduction; shareholder equity; operating efficiencies; market share; customer satisfaction; customer growth; employee satisfaction; research and development achievements; regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents and passing pre-approval inspections; financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company’s equity or debt securities; factoring transactions; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); and implementation, completion or attainment of measurable objectives with respect to research, development, commercialization, products or projects, production volume levels, acquisitions and divestitures; factoring transactions; and recruiting and maintaining personnel.
(z) “Performance Period” means a period of not less than one year, as established by the Committee at the time any Performance Award is granted or any time thereafter, during which Performance Measures specified by the Committee with respect to such Award are to be measured.
(aa) “Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including “group” as defined in Section 13(d) thereof.
(bb) “Restricted Stock” means any Share granted pursuant to Section 8.
(cc) “Restricted Stock Unit” means a contractual right granted pursuant to Section 8 that is denominated in Shares. Each Restricted Stock Unit represents a right to receive the value of one Share (or a percentage of such value) in cash, Shares or a combination thereof as determined by the Committee.
(dd) “SAR” means any right granted pursuant to Section 7 to receive upon exercise by a Participant or settlement, in cash, Shares or a combination thereof as determined by the Committee, the excess of (i) the Fair Market Value of one Share on the date of exercise or settlement over (ii) the exercise or hurdle price of the right on the date of grant, or if granted in connection with an Option, on the date of grant of the Option.
(ee) “Section 162(m) Compensation” means “qualified performance-based compensation” under Section 162(m) of the Code.
(ff) “Shares” means shares of the Company’s class A common stock.
(gg) “Substitute Award” means an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company acquired by the Company or with which the Company combines.

SECTION 3. Eligibility.
(a) Awards may be granted to Employees, Consultants and Directors.
(b) Holders of equity-based awards granted by a company acquired by the Company or with which the Company combines are eligible for grants of Substitute Awards under the Plan to the extent permitted under applicable listing standards of any stock exchange on which the Company is listed.
SECTION 4. Administration.
(a) Administration of the Plan. The Plan shall be administered by the Committee. All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, its shareholders and Participants and any Beneficiaries thereof. The Committee may issue rules and regulations for administration of the Plan.
(b) Composition of Committee. To the extent necessary or desirable to comply with applicable regulatory regimes, any action by the Committee shall require the approval of Committee members who are (i) independent, within the meaning of and to the extent required by applicable rulings and interpretations of the applicable stock market or exchange on which the Shares are quoted or traded; (ii) a non-employee director within the meaning of Rule 16b-3 under the Exchange Act; and (iii) an outside director pursuant to Section 162(m) of the Code. The Board may designate one or more directors as alternate members of the Committee who may replace any absent or disqualified member at any meeting of the Committee. To the extent permitted by applicable law, the Committee may delegate to one or more officers of the Company the authority to grant Options and SARs or to another committee of the Board (which may consist of solely one Director) the authority to grant all types of Awards, except that such delegation shall not be applicable to any Award for a person then covered by Section 16 of the Exchange Act.
(c) Authority of Committee. Subject to the terms of the Plan and applicable law, the Committee (or its delegate) shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other Awards, other property, net settlement, or any combination thereof, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent and under what circumstances a tax withholding obligation may be satisfied in cash, Shares, other Awards, or other property; (vii) determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
(d) Dodd-Frank Clawback. The Committee shall have full authority to implement any policies and procedures necessary to comply with Section 10D of the Exchange Act and any rules promulgated thereunder. Without limiting the foregoing, the Committee may provide in Award Agreements that, in the event of a financial restatement that reduces the amount of previously awarded incentive compensation that would not have been earned had results been properly reported, outstanding Awards will be cancelled and the Company may clawback (i.e., recapture) realized Option/SAR gains and realized value for vested Restricted Stock or Restricted Stock Units or earned Performance Awards.
(e) Restrictive Covenants. The Committee may impose restrictions on any Award with respect to non-competition, confidentiality and other restrictive covenants as it deems necessary or appropriate in its sole discretion.
SECTION 5. Shares Available for Awards.
(a) Subject to adjustment as provided in Section 5(c) and except for Substitute Awards, the maximum number of Shares available for issuance under the Plan shall not exceed in the aggregate 35.5 million shares of Common Stock; provided that no more than 20 million shares may be granted as Incentive Stock Options.
(b) Any Shares subject to an Award (other than a Substitute Award), that expires, is canceled, forfeited or otherwise terminates without the delivery of such Shares, including (i) the number of Shares surrendered or withheld in payment of any grant, purchase, exercise or hurdle price of an Award or taxes related to an Award (other than Shares already issued and surrendered for payment of taxes) and (ii) any Shares subject to an Award to the extent that Award is settled without the issuance of Shares, shall again be, or shall become, available for issuance under the Plan.
(c) In the event that, as a result of any dividend or other distribution (whether in the form of cash, Shares or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, issuance of Shares pursuant to the anti-dilution provisions of securities of the Company, or other similar corporate transaction or event affecting the Shares, an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall adjust equitably any or all of:
(i) the number and type of Shares (or other securities) which thereafter may be made the subject of Awards, including the aggregate limits specified in Section 5(a) and the individual limits specified in Section 5(d);
(ii) the number and type of Shares (or other securities) subject to outstanding Awards;
(iii) the grant, purchase, exercise or hurdle price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; and
(iv) Performance Measures set forth in any Performance Awards that are based on, derived from or related to Share value;
provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.
(d) With respect to any Award intended to be Section 162(m) Compensation, the following limits shall apply to the amount that may be awarded to any Participant during any calendar year, subject to adjustment as provided in Section 5(c): (i) Options and SARs that relate to no more than 1.5 million Shares; (B) Performance Awards that relate to no more than 700,000 Shares and (C) cash-based Awards that relate to no more than $5 million.
SECTION 6. Options. The Committee is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a) The exercise price per Share under an Option shall be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.
(b) The term of each Option shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such Option; provided that the Committee may (but shall not be required to) provide in an Award Agreement for an extension of such 10-year term in the event the exercise of the Option would be prohibited by law or would violate the Company’s insider trading policy; provided further, that any such extension shall not exceed 30 days following expiration of the applicable prohibition.
(c) The Committee shall determine the time or times at which an Option become vested and exercisable in whole or in part. The Committee may specify in an Award Agreement that an “in-the-money” Option shall be automatically exercised on its expiration date.
(d) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee. Such consideration, to the extent permitted by applicable laws, may consist of one or a combination of: (i) cash or check or combination thereof or broker-assisted cashless exercise; or (ii) to the extent expressly permitted by the Committee, (A) other Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised; or (B) such other consideration and method of payment for the issuance of Shares to the extent permitted by applicable laws.
(e) The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Incentive Stock Options may be granted only to employees of the Company or of a parent or subsidiary corporation (as defined in Section 424(a) of the Code). Notwithstanding any designation as an Incentive Stock Option, to the extent that the aggregate Fair Market Value of Shares subject to a Participant’s incentive stock options that become exercisable for the first time during any calendar year exceeds $100,000, such excess Options shall be treated as Nonqualified Stock Options. For purposes of the foregoing, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant. No Incentive Stock Options may be issued more than ten years following the earlier of (i) the date of adoption or (ii) the date of approval of this Plan by the Company’s stockholders.
(f) Unless otherwise determined by the Committee or unless otherwise set forth in an Award Agreement, the following provisions shall be applicable upon termination of a Participant’s Continuous Service Status:
(i) If termination of the Participant’s Continuous Service Status is as a result of the Participant’s Disability, the Participant may exercise the Option at any time within twelve months following the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement), but only to the extent the Option was vested and exercisable as of the date of termination of Continuous Service Status, after which time the Option shall terminate.
(ii) If a Participant dies (a) during the term of the Option and while in Continuous Service Status, (b) within twelve months after termination of Continuous Service Status as a result of the Participant’s Disability, or (c) within three months after termination of Continuous Service for a reason other than the Participant’s Disability or cause (as defined in the applicable Award Agreement), the Option may be exercised at any time within twelve months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Option was vested and exercisable as of the termination of Continuous Service Status, after which time the Option shall terminate.
(iii) If a Participant’s Continuous Service Status terminates for cause (as defined in the applicable Award Agreement), the Option shall terminate immediately upon such termination of Continuous Service Status regardless of whether such Option was vested or not vested.
(iv) If a Participant’s Continuous Service Status terminates for any other reason, the Participant may exercise his or her Option at any time within three months after such termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement), but only to the extent that the Option was vested and exercisable at the date of such termination.
(v) To the extent that a Participant’s Option was not vested and exercisable at the date of termination of the Participant’s Continuous Service Status, the Option shall terminate immediately upon such termination of Continuous Service Status.
SECTION 7. Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a) The exercise or hurdle price per Share under a SAR shall be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such exercise or hurdle price shall not be less than the Fair Market Value of a Share on the date of grant of such SAR.
(b) The term of each SAR shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such SAR; provided that the Committee may (but shall not be required to) provide in an Award Agreement for an extension of such 10-year term in the event the exercise or settlement of the SAR would be prohibited by law or would violate the Company’s insider trading policy; provided further, that any such extension shall not exceed 30 days following expiration of the applicable prohibition.
(c) The Committee shall determine the time or times at which a SAR may be exercised or settled in whole or in part. Unless otherwise determined by the Committee or unless otherwise set forth in an Award Agreement, the provisions set forth in Section 6(f) above with respect to exercise of an Award following termination of Continuous Service Status shall apply to any SAR. The Committee may specify in an Award Agreement that an “in-the-money” SAR shall be automatically exercised on its expiration date.
SECTION 8. Restricted Stock and Restricted Stock Units. The Committee is authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a) The Award Agreement shall specify the vesting schedule and, with respect to Restricted Stock Units, the delivery schedule (which may include deferred delivery later than the vesting date).

(b) Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend, dividend equivalent or other right), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.
(c) Any share of Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of such Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.
SECTION 9. Performance Awards. The Committee is authorized to grant Performance Awards to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a) Performance Awards may be denominated as a cash amount, number of Shares or a combination thereof and are Awards which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, including but not limited to the Performance Measures. Subject to the terms of the Plan, the performance conditions to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee.
(b) If the Committee intends that a Performance Award should constitute Section 162(m) Compensation, such Performance Award shall include a pre-established formula, such that payment, retention or vesting of the Award is subject to the achievement during a Performance Period or Performance Periods, as determined by the Committee, of a level or levels of, or increases in, in each case as determined by the Committee, one or more Performance Measures. Performance Measures may be established on an absolute (e.g., plan or budget) or relative basis, and may be established on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries or business segments. Relative performance may be measured against a group of peer companies, a financial market index or other acceptable objective and quantifiable indices. The Award Agreement may provide that if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the performance objectives unsuitable, the Committee may modify the performance objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable. With respect to Performance Awards intended to be Section 162(m) Compensation, the Performance Measures must be specified in the applicable Award Agreement or by resolution duly adopted by the Committee within the first 90 days of the Performance Period. Performance Measures may vary from Performance Award to Performance Award, respectively, and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 9(b) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Section 162(m) Compensation. Notwithstanding any provision of the Plan to the contrary, with respect to any Award intended to be Section 162(m) Compensation, the Committee shall not be authorized to increase the amount payable under any Award to which this Section 9(b) applies upon attainment of such pre-established formula, except as provided in Section 5(c)(iv).
(c) Settlement of Performance Awards shall be in cash, Shares, other Awards, other property, net settlement, or any combination thereof, in the discretion of the Committee. The Committee shall specify the circumstances in which, and the extent to which, Performance Awards shall be paid or forfeited in the event of termination of a Continuous Service Status.
(d) Performance Awards will be settled only after the end of the relevant Performance Period and upon certification of the satisfaction of the Performance Measures by the Committee. Any settlement that changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as Section 162(m) Compensation.
SECTION 10. Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee. The

Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such times, by such methods and in such forms, including cash, Shares, other Awards, other property, or any combination thereof, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 10.
SECTION 11. Automatic Grants to Outside Directors. The Board or a Committee thereof may institute, by resolution, automatic Award grants to new and to continuing members of the Board, with the number and type of such Awards, with such terms and conditions, and based upon such criteria, if any, as is determined by the Board or its Committee, in their sole discretion.
SECTION 12. Effect of a Change of Control on Awards.
(a) The Committee may (but shall not be required to) provide for accelerated vesting of an Award upon, or as a result of specified events following, a Change of Control, either in an Award Agreement or in connection with the Change of Control.
(b) In the event of a Change of Control, the Committee may cause any Award:
(i) to be canceled in consideration of a payment in cash or other consideration to such Participant who holds such Award in an amount per share equal to the excess, if any, of the price or implied price per Share in a Change in Control over the per Share exercise or purchase price of such Award, which may be paid immediately or over the vesting schedule of the Award and, if the price or implied price per Share in a Change in Control is equal to or less than the per Share exercise or purchase price of such Award, the Award may be canceled for no consideration; or
(ii) to be assumed or a substantially equivalent Award shall be substituted by the successor corporation or a parent or subsidiary of such successor corporation (the “Successor Corporation”), unless the Successor Corporation does not agree to assume the award or to substitute an equivalent option or right (or agree to cashout the Award as provided in clause (i)), in which case such Award shall become fully vested immediately prior to the Change of Control and shall thereafter terminate. An Award shall be considered assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Change of Control, as the case may be, each holder of an Award would be entitled to receive upon exercise of the award the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of Shares covered by the award at such time; provided that if such consideration received in the transaction is not solely common stock of the Successor Corporation, the Committee may, with the consent of the Successor Corporation, provide for the consideration to be received upon exercise of the assumed award to be solely common stock of the Successor Corporation.
SECTION 13. General Provisions Applicable to Awards.
(a) Awards shall be granted for such cash or other consideration, if any, as the Committee determines; provided that in no event shall Awards be issued for less than such minimal consideration as may be required by applicable law.
(b) Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
(c) Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award may be made in the form of cash, Shares, other Awards, other property, net settlement, or any combination thereof, as determined by the Committee in its discretion, whether at the time of grant, at the time of exercise or settlement or otherwise, and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.
(d) Except as may be permitted by the Committee (except with respect to Incentive Stock Options) or as specifically provided in an Award Agreement, (i) no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or pursuant to Section 13(e) and (ii) during a Participant’s lifetime, each Award, and each right under any Award, shall be exercisable only by such Participant or, if permissible under applicable law, by such Participant’s guardian or legal representative. The provisions of this Section 13(d) shall not preclude forfeiture of an Award in accordance with the terms thereof.

(e) A Participant may designate a Beneficiary or change a previous Beneficiary designation at such times prescribed by the Committee by using forms and following procedures approved or accepted by the Committee for that purpose.
(f) All certificates for Shares and/or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock market or exchange upon which such Shares or other securities are then quoted, traded or listed, and any applicable securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
SECTION 14. Amendments and Termination.
(a) Amendment of Plan. Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval if such approval is required by applicable law or the rules of the stock market or exchange, if any, on which the Shares are principally quoted or traded or (ii) the consent of the affected Participant, if such action would materially adversely affect the rights of such Participant under any outstanding Award, except (x) to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations or (y) to impose any “clawback” or recoupment provisions on any Awards in accordance with Section 4(d) of the Plan. Notwithstanding anything to the contrary in the Plan, the Committee may amend the Plan, create sub-plans, or provide Award Agreements with different terms in such manner as may be necessary for the purpose of qualifying for preferred tax treatment under non-U.S. tax laws or complying with local rules and regulations. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.
(b) Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, each Award will terminate immediately prior to the consummation of such action, unless otherwise determined by the Committee.
(c) Terms of Awards. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or Beneficiary of an Award; provided, however, that no such action shall materially adversely affect the rights of any affected Participant or holder or Beneficiary under any Award theretofore granted under the Plan, except (x) to the extent any such action is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, or (y) to impose any “clawback” or recoupment provisions on any Awards in accordance with Section 4(d) of the Plan.
(d) No Repricing. Notwithstanding the foregoing, except as provided in Section 5(d), (i) no amendment to the terms of outstanding Options or SARs that reduces the exercise or hurdle price of such Options or SARs; (ii) no cancellation of any outstanding Options or SARs in exchange for Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs; and (iii) no cancellation of any outstanding Options or SARs at a time when its exercise price is lower than the fair market value of the underlying stock in exchange for cash or another Award (except a Substitute Award) shall be made, in each case, without approval of the Company’s stockholders.
SECTION 15. Miscellaneous.
(a) No Employee, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants or holders or Beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.
(b) The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Affiliate. Further, the Company or the applicable Affiliate may at any time dismiss a Participant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding the parties. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the applicable Award Agreement.
(c) Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(d) The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other Awards, other property, net settlement, or any combination thereof) of applicable withholding taxes due in respect of an Award, its exercise or settlement or any payment or transfer under such Award or under the Plan and to take such other action (including providing for elective payment of such amounts in cash or Shares by such Participant) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes; provided that if the Committee allows the withholding or surrender of Shares to satisfy a Participant’s tax withholding obligations, the Company shall not allow Shares to be withheld in an amount that exceeds the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes.
(e) If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Agreement, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award Agreement shall remain in full force and effect.
(f) Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.
(g) No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
(h) Non-Transferability of Awards. No Award shall be transferable by any Participant other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code or the Employment Retirement Income Security Act of 1974, as amended) except that, if so provided in the Award Agreement, the Participant may transfer the Award, other than an Incentive Stock Option, during the Participant’s lifetime to one or more members of the Participant’s family, to one or more trusts for the benefit of one or more of the Participant’s family, or to a partnership or partnerships of members of the Participant’s family for no consideration, or to a charitable organization as defined in Section 501(c)(3) of the Code, but only if the transfer would not result in the loss of any exemption under Rule 16b-3 of the Exchange Act with respect to any Award. The transferee of an Award will be subject to all restrictions, terms and conditions applicable to the Award prior to its transfer, except that the Award will not be further transferable by the transferee other than by will or by the laws of descent and distribution.
SECTION 16. Effective Date of the Plan. The Plan shall be effective as of the Effective Date.
SECTION 17. Term of the Plan. No Award shall be granted under the Plan after the earliest to occur of (i) the tenth year anniversary of the Effective Date; provided that to the extent permitted by the listing rules of any stock exchange on which the Company is listed, such ten-year term may be extended indefinitely so long as the maximum number of Shares available for issuance under the Plan have not been issued; (ii) the maximum number of Shares available for issuance under the Plan have been issued; or (iii) the Board terminates the Plan in accordance with Section 14(a). However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.
SECTION 18. Section 409A of the Code. With respect to Awards subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A of the Code and the regulations thereunder (“Section 409A”), and the provisions of the Plan and any Award Agreement shall be interpreted in a manner that satisfies the requirements of Section 409A, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict. Notwithstanding anything else in the Plan, if the Board determines a Participant to be one of the Company’s “specified employees” under Section 409A(2)(B)(i) of the Code at the time of such Participant’s separation from service (as defined in Section 409A(2)(A)(i)) in accordance with the identification date specified in Section 1.409A-1(d)(i)(4) of the Treasury Regulations and the amount hereunder is “deferred compensation” subject to Section 409A, then any distribution that otherwise would be made to such Participant with respect to this Award as a result of such termination shall not be made until the date that is six months after such separation from service or , if earlier, the date of the death of the Participant.

SECTION 19. Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

ANNEX A

WORLDPAY, INC.
2012 EQUITY INCENTIVE PLAN
UK SUB-PLAN

Adopted January 16, 2018

In accordance with Section 14(a) of the Worldpay, Inc. 2012 Equity Incentive Plan (the “Plan”) the Committee has adopted this sub-plan (the “Sub-Plan") for the purposes of granting Awards to Employees in the UK. Unless otherwise stated below, defined terms and expressions used in the Sub-Plan shall have the same meaning given to them in the Plan.

1.	The definition in Section 2 (“Affiliate”) shall be amended in relation to Awards granted to Employees pursuant to this Sub-Plan so that it reads as follows:

“Affiliate” means any entity that, directly or indirectly, is controlled by the Company.
and all other Sections of the Plan shall be interpreted accordingly.

2.	The grant of Awards to Employees in the UK will be implemented in accordance with the rules of the Plan (as amended by this Sub-Plan) and the terms and conditions of the applicable Award Agreement.